Exhibit 10

FIRST AMENDMENT TO THE

LEASE AGREEMENT BETWEEN

FUREY HOLDINGS, LLC AND

CONSUMERS NATIONAL BANK

DATED DECEMBER 23, 2005

THIS FIRST AMENDMENT (this “First Amendment”) is adopted this 13th day of June, 2018, by and between Furey Holdings, LLC (the “Lessor”) and Consumers National Bank, a nationally-chartered commercial bank located in Minerva, Ohio (the “Lessee”).

The Lessor and the Lessee executed that certain Lease Agreement by and between Lessor and Lessee on December 23, 2005 (the “Agreement”).

The undersigned hereby amend the Agreement, with the following changes:

Section 3.2 of the Agreement shall be deleted in its entirety and replaced by the following:

3.2

“Renewal Term. Lessor hereby grants to Lessee the right to renew this Lease until December 23, 2023 for the base rent amount of Three Thousand Dollars and 59/100 ($3,000.59) per month (the “Option Term”). After the Option Term, this Lease shall automatically renew unless Lessee gives notice of termination as set forth in Section 3.3 of this Lease (each a “Renewal Term” and collectively, the “Renewal Terms”). The terms and conditions for the Option Term and each Renewal Term shall be the same as for the Initial Term hereof, however the monthly rental payment shall be the rental payment then in effect, as adjusted pursuant to the procedure described in Section 4.1 in this Lease.”

Section 4.1 of the Agreement shall be deleted in its entirety and replaced by the following:

4.1

“Rent During Initial, Option and Renewal Term. After the fifth anniversary of the Lease Commencement Date, the Lessee and Lessor may renegotiate the base rent (the “Rent”) annually; provided, however, that Lessee shall be provided with at least thirty (30) days written notice of any Rent increase prior to it becoming effective. Rent during the Option Term shall be Three Thousand Dollars and 59/100 ($3,000.59) per month. Rent to be paid by Lessee to Lessor after December 23, 2023 shall be renegotiated annually. Lessee shall be provided with at least thirty (30) days written notice of any Rent increase prior to it becoming effective.”

[Remainder Intentionally Blank]

IN WITNESS OF THE ABOVE, the Lessor and the Lessee hereby consent to this First Amendment.

WITNESS/ATTEST:	LESSOR: FUREY HOLDINGS, LLC

/s/ Renee Wood	By:	/s/ John P. Furey
John P. Furey
Managing Member

WITNESS/ATTEST:	LESSEE: CONSUMERS NATIONAL BANK

/s/ Mariah Crater	By:	/s/ Ralph J. Lober
Ralph J. Lober
President and Chief
Executive Officer